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                                                                    Exhibit 99.2

        STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL
                            OFFICER OF KNOLOGY, INC.
                         PURSUANT TO 18 U.S.C. s. 1350

         Each of the undersigned hereby certifies in his capacity as an officer of Knology, Inc. (the "Company") that this amended annual report on Form 10-K/A for the period ended December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (this "Amended Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                         /s/ Rodger L. Johnson
Dated: October 29, 2002                 ____________________________
                                         Rodger L. Johnson
                                         President and Chief Executive Officer


Dated: October 29, 2002                  /s/ Robert K. Mills
                                         ____________________________
                                         Robert K. Mills
                                         Chief Financial Officer